                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-56327 and Forms S-8 No. 2-84870, 2-96064, 33-10711, 33-17834,
33-18541, 33-21675, 33-32555, 33-31915 (Post-Effective Amendment No. 1),
33-37532, 33-40891, 33-46669 and 33-48619) of First Financial Management
Corporation of our report dated February 3, 1995, with respect to the consolidated financial statements of First Data Corporation included in this Current Report on Form 8-K of First Financial Management Corporation dated July 25, 1995.





                                           ERNST & YOUNG LLP



New York, New York
July 21, 1995



                                     -81-